Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made as of December 27, 2023, by and between Nxu, Inc., a Delaware corporation (the “Company”), and Lynks Motor Corporation, a Delaware corporation d/b/a Lynx Motors (“Lynx” and together with those Persons who agree to become bound by the provisions of this Agreement in accordance with Section 3.5, collectively, the “Holders”). The Company and the Holders are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”. Capitalized terms used but not defined herein shall have the meaning assigned to such term in the Share Exchange Agreement, dated as of the date hereof, by and between the Parties (the “Share Exchange Agreement”).

RECITALS

WHEREAS, pursuant to, and subject to the terms and conditions of, the Share Exchange Agreement, Lynx has agreed to sell to Nxu, and Nxu has agreed to purchase from Lynx, a number of newly issued shares of common stock, par value $0.001 per share, of Lynx representing 15% of the issued and outstanding equity interests in Lynx as of, and after giving effect to, the closing of the transactions contemplated by the Share Exchange Agreement (the “Closing”) in exchange for an aggregate of 1,000 newly issued shares of Series A convertible preferred stock, par value $0.0001 per share, of Nxu, which shall be convertible into Class A Shares upon the terms and subject to the conditions set forth in the Certificate of Designation; and

WHEREAS, to induce the Parties to enter into the transactions contemplated by the Share Exchange Agreement, each of the Parties is required to deliver this Agreement, duly executed by each of the Parties, contemporaneously with the Closing.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Parties hereto, the Parties hereby agree as follows:

Section 1.
Definitions

1.1.       Certain Definitions. In addition to the terms defined elsewhere in this Agreement, as used in this Agreement, the following terms have the respective meanings set forth below:

(a)       “Board” shall mean the Board of Directors of the Company.

(b)       “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(c)       “Common Stock” shall mean the Class A common stock of the Company, par value $0.0001 per share.

(d)       “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(e)       “Governmental Entity” shall mean any federal, state, local or foreign government, or any department, agency, or instrumentality of any government; any public international organization; any transnational governmental organization; any court of competent jurisdiction, arbitral, administrative agency, commission, or other governmental regulatory authority or quasi-governmental authority; any political party; and any national securities exchange or national quotation system.

(f)       “Other Securities” shall mean securities of the Company, other than Registrable Securities.

(g)       “Person” shall mean any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

(h)       “Registrable Securities” shall mean (i) shares of Common Stock underlying the Series A Preferred Shares issued or issuable pursuant to, and in accordance with, the Share Exchange Agreement and (ii) any and all shares of Common Stock issued or issuable as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any shares of Common Stock referred to in any of the foregoing clause (i), including, without limitation, by way of stock splits, stock dividends, stock combinations, recapitalizations or like occurrences. Registrable Securities shall cease to be Registrable Securities upon the earliest to occur of the following events: (1) such Registrable Securities have been sold pursuant to an effective Registration Statement; (2) such Registrable Securities have been sold by the Holders pursuant to Rule 144 (or other similar rule); (3) such Registrable Securities may be resold by the Holder holding such Registrable Securities without limitations as to volume or manner of sale pursuant to Rule 144; or (4) three (3) years after the date of this Agreement.

(i)       The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act, and such Registration Statement becoming effective under the Securities Act.

(j)       “Registration Expenses” shall mean all expenses incurred by the Company in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, and fees and disbursements of counsel for the Company, but shall not include Selling Expenses.

(k)       “Registration Statement” means any registration statement of the Company filed with, or to be filed with, the Commission under the Securities Act, including the related prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement as may be necessary to comply with applicable securities laws, other than a registration statement (and related prospectus) filed on Form S-4 or Form S-8 or any successor forms thereto.

(l)       “Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission having substantially the same effect as such rule.

(m)       “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(n)       “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities, the fees and expenses of any legal counsel and any other advisors any of the Holders engage and all similar fees and commissions relating to the Holders’ disposition of the Registrable Securities.

(o)        “Series A Preferred” shall mean the Series A preferred stock, par value $0.0001 per share, of the Company.

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Section 2.
Resale Registration Rights

2.1.       Resale Registration Rights.

(a)       On or prior to the 45th calendar day following the date hereof, the Company shall prepare and file with the Commission a Registration Statement on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance with the Securities Act) covering the resale of the Registrable Securities by the Holders (the “Resale Registration Shelf”). The Resale Registration Shelf shall include a “final” prospectus, including the information required by Item 507 of Regulation S-K of the Securities Act, as provided by the Holders in accordance with Section 2.6. The Company’s obligation pursuant to this Section 2.1(a) is conditioned upon the Holders providing the information contemplated in Section 2.6. If the staff of the Commission (the “Staff”) or the Commission seeks to characterize any offering pursuant to the Resale Registration Shelf as constituting an offering of securities that does not permit such Resale Registration Shelf to become effective and be used for resales by the Holders under Rule 415, or if after the filing of the Resale Registration Shelf with the Commission pursuant to this Section 2.1(a), the Company is otherwise required by the Staff or the Commission to reduce the number of Registrable Securities included in the Resale Registration Shelf, then the Company shall reduce the number of Registrable Securities to be included in the Resale Registration Shelf until the Staff and the Commission shall so permit the Resale Registration Shelf to become effective and be used as aforesaid. In the event of any reduction in Registrable Securities pursuant to the immediately preceding sentence, the Company shall file, as soon as permitted by the Staff or the Commission, one or more additional Registration Statements on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance with the Securities Act) covering the resale of Registrable Securities by the Holders that have not previously been registered under the Securities Act for resale by the Holders pursuant to Rule 415 until such time as all Registrable Securities have been included in such additional Registration Statement (or in one of such additional Registration Statements) that has or have been declared effective and the prospectus contained therein is available for use by the Holders. The provisions of this Agreement that are applicable to the Resale Registration Shelf shall also be applicable to such additional Registration Statement or each of such additional Registration Statements to the same extent as if such additional Registration Statement were the Resale Registration Shelf. Notwithstanding any provision in this Agreement to the contrary, the Company’s obligations to register Registrable Securities (and any related conditions to the Holder’s obligations) pursuant to this Agreement shall be qualified as necessary to comport with any requirement of the Commission or the Staff as addressed above in this Section 2.1(a).

(b)       The Company shall use commercially reasonable efforts to cause the Resale Registration Shelf and related prospectuses to become effective as promptly as practicable after filing (if not automatically effective upon filing). The Company shall use commercially reasonable efforts to cause the Resale Registration Shelf to remain effective under the Securities Act until the earlier of the date (i) all Registrable Securities covered by the Resale Registration Shelf have been sold or may be sold freely without limitations or restrictions as to volume or manner of sale pursuant to Rule 144 or (ii) all Registrable Securities covered by the Resale Registration Shelf otherwise cease to be Registrable Securities pursuant to the definition of “Registrable Securities”. The Company shall promptly, and within two (2) business days after the Company confirms effectiveness of the Resale Registration Shelf with the Commission, notify the Holders of the effectiveness of the Resale Registration Shelf.

(c)       Deferral and Suspension. At any time after being obligated to file the Resale Registration Shelf, or after the Resale Registration Shelf has become effective, the Company may defer the filing of or suspend the use of the Resale Registration Shelf, upon giving written notice of such action to the Holders with a certificate signed by the Principal Executive Officer of the Company stating that in the good faith judgment of the Board, the filing or use of the Resale Registration Shelf would be seriously detrimental to the Company or its stockholders at such time and that the Board concludes, as a result, that it is in the best interests of the Company and its stockholders to defer the filing or suspend the use of the Resale Registration Shelf at such time. The Company shall have the right to defer the filing of or suspend the use of the Resale Registration Shelf for a period of not more than one hundred twenty (120) days from the date the Company notifies the Holders of such deferral or suspension; provided that the Company shall not exercise the right contained in this Section 2.1(c) more than once in any twelve (12) month period. In the case of the suspension of use of any effective Resale Registration Shelf, the Holders, immediately upon receipt of notice thereof from the Company, shall discontinue any offers or sales of Registrable Securities pursuant to the Resale Registration Shelf until advised in writing by the Company that the use of the Resale Registration Shelf may be resumed. In the case of either a suspension of use of, or deferred filing of, the Resale Registration Shelf, the Company shall not, during the pendency of such suspension or deferral, engage in any transaction involving the offer, be required to take any action hereunder with respect to the registration or sale of any Registrable Securities pursuant to the Resale Registration Shelf.

(d)       Other Securities. The Resale Registration Shelf may include Other Securities; provided such Other Securities are excluded first from the Resale Registration Shelf in order to comply with any applicable laws or request from any Governmental Entity, the New York Stock Exchange or any applicable listing agency.

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2.2.       Fees and Expenses. All Registration Expenses incurred in connection with registrations pursuant to this Agreement shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders.

2.3.       Registration Procedures. In the case of each registration of Registrable Securities effected by the Company pursuant to Section 2.1 hereof, the Company shall keep the Holders advised as to the initiation of each such registration and as to the status thereof, and the Company shall use commercially reasonable efforts, within the limits set forth in this Section 2.3, to:

(a)       prepare and file with the Commission such amendments and supplements to the applicable Registration Statement and the prospectuses used in connection with such Registration Statement, as may be necessary to keep such Registration Statement effective and current and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement;

(b)       furnish to the Holders such numbers of copies of a prospectus, including preliminary prospectuses, in conformity with the requirements of the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate the disposition of Registrable Securities;

(c)       use commercially reasonable efforts to register and qualify (or file an exemption from such registration or qualification) the Registrable Securities covered by the applicable Registration Statement under such other securities or blue sky laws of such jurisdictions in the United States as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(d)       notify the Holders at any time when a prospectus relating to the applicable Registration Statement covering any Registrable Securities is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company shall use commercially reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(e)       provide a transfer agent and registrar for all Registrable Securities registered pursuant to the applicable Registration Statement and, if required, a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

(f)       cause all such Registrable Securities included in the applicable Registration Statement pursuant to this Agreement to be listed on each securities exchange or other securities trading markets on which Common Stock is then listed.

2.4.       Obligations of the Holders.

(a)       Discontinuance of Distribution. The Holders agree that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 2.3(d) hereof, the Holders shall immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement covering such Registrable Securities until the Holders’ receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.3(d) hereof or receipt of notice that no supplement or amendment is required and that the Holders’ disposition of the Registrable Securities may be resumed. The Company may provide appropriate stop orders to enforce the provisions of this Section 2.4(a).

(b)       Compliance with Prospectus Delivery Requirements. The Holders covenant and agree that they shall comply with the prospectus delivery requirements of the Securities Act as applicable to them or an exemption therefrom in connection with sales of Registrable Securities pursuant to any Registration Statement filed by the Company pursuant to this Agreement.

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(c)       Notification of Sale of Registrable Securities. The Holders covenant and agree that they shall notify the Company following the sale of Registrable Securities to a third party as promptly as reasonably practicable, and in any event within thirty (30) days, following the sale of such Registrable Securities.

2.5.       Indemnification.

(a)       To the extent permitted by law, the Company shall indemnify the Holders, and, as applicable, their officers, directors and constituent partners, legal counsel for each Holder and each Person controlling the Holders, with respect to which registration, related qualification, or related compliance of Registrable Securities has been effected pursuant to this Agreement, and each underwriter, if any, and each Person who controls any underwriter within the meaning of the Securities Act, against all claims, losses, damages, or liabilities (or actions in respect thereof) to the extent such claims, losses, damages, or liabilities arise out of or are based upon (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document (including any related Registration Statement) incident to any such registration, qualification, or compliance, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance; and the Company shall pay as incurred to the Holders, each such underwriter, and each Person who controls the Holders or underwriter, any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action; provided, however, that the indemnity contained in this Section 2.5(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld); and provided, further, that the Company shall not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based upon any violation by such Holder of the obligations set forth in Section 2.4 hereof or any untrue statement or omission contained in such prospectus or other document based upon written information furnished to the Company by the Holders, such underwriter, or such controlling Person and stated to be for use therein.

(b)       To the extent permitted by law, each Holder (severally and not jointly) shall, if Registrable Securities held by such Holder are included for sale in the registration and related qualification and compliance effected pursuant to this Agreement, indemnify the Company, each of its directors, each officer of the Company who signs the applicable Registration Statement, each legal counsel and each underwriter of the Company’s securities covered by any such Registration Statement, and each Person who controls the Company or such underwriter within the meaning of the Securities Act, against all claims, losses, damages, and liabilities (or actions in respect thereof) arising out of or based upon (i) any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, or related document, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by such Holder of Section 2.4 hereof, the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law applicable to such Holder and relating to action or inaction required of such Holder in connection with any such registration and related qualification and compliance, and shall pay as incurred to such persons, any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in (and such violation pertains to) such Registration Statement or related document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the indemnity contained in this Section 2.5(b) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if settlement is effected without the consent of such Holder (which consent shall not unreasonably be withheld); provided, further, that such Holder’s liability under this Section 2.5(b) (when combined with any amounts such Holder is liable for under Section 2.5(d)) shall not exceed such Holder’s net proceeds from the offering of securities made in connection with such registration.

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(c)       Promptly after receipt by an indemnified party under this Section 2.5 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 2.5, notify the indemnifying party in writing of the commencement thereof and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense of such claim; provided, however, that the indemnifying party shall be entitled to select counsel for the defense of such claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld); provided, further, however, that if either party reasonably determines that there may be a conflict between the position of the Company and the Holders in conducting the defense of such action, suit, or proceeding by reason of recognized claims for indemnity under this Section 2.5, then counsel for such party shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interest of such party. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 2.5, but the omission so to notify the indemnifying party shall not relive such party of any liability that such party may have to any indemnified party otherwise than under this Section 2.5.

(d)       If the indemnification provided for in this Section 2.5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the Parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. In no event, however, shall (i) any amount due for contribution hereunder be in excess of the amount that would otherwise be due under Section 2.5(a) or Section 2.5(b), as applicable, based on the limitations of such provisions and (ii) a Person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) be entitled to contribution from a Person who was not guilty of such fraudulent misrepresentation.

(e)       The obligations of the Company and the Holders under this Section 2.5 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement or otherwise.

2.6.       Information. The Holders shall furnish to the Company such information regarding the Holders and the distribution proposed by the Holders as the Company may reasonably request and as shall be reasonably required in connection with any registration referred to in this Agreement. The Holders agree to, as promptly as practicable (and in any event prior to any sales made pursuant to a prospectus), furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by the Holders not misleading. The Holders agree to keep confidential the receipt of any notice received pursuant to Section 2.3(d) and the contents thereof, except as required pursuant to applicable law. Notwithstanding anything to the contrary herein, the Company shall be under no obligation to name a Holder in any Registration Statement if such Holders has not provided the information required by this Section 2.6 with respect to such Holder as a selling securityholder in such Registration Statement or any related prospectus.

2.7.       Rule 144 Requirements. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit the Holders to sell Registrable Securities to the public without registration, the Company agrees to use commercially reasonable efforts to:

(a)       make and keep public information available, as those terms are understood and defined in Rule 144 at all times after the date hereof;

(b)       file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

(c)       prior to the filing of the Registration Statement or any amendment thereto (whether pre-effective or post-effective), and prior to the filing of any prospectus or prospectus supplement related thereto, to provide the Holders with copies of all of the pages thereof (if any) that reference the Holders; and

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(d)       furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested by an Holder in availing itself of any rule or regulation of the Commission which permits an Holder to sell any such securities without registration.

Section 3.
Miscellaneous

3.1.       Amendment. The terms and provisions of this Agreement may be modified, amended or terminated, and any of the provisions hereof may be waived, temporarily or permanently, pursuant to a writing executed by a duly authorized representative of the Company and Holders holding a majority of the then outstanding Registrable Securities; provided that this Agreement may not be modified or amended, and no provision hereof may be waived, in any way that would adversely affect the rights of any Holder(s) hereunder in a manner disproportionate to any adverse effect such modification, amendment or waiver would have on the rights of all Holders as a whole, without also the prior written consent of such Holders that are so disproportionately adversely affected.

3.2.       Injunctive Relief. It is hereby agreed and acknowledged that it shall be impossible to measure in money the damages that would be suffered if the Parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person shall be irreparably damaged and shall not have an adequate remedy at law. Any such Person shall, therefore, be entitled (in addition to any other remedy to which it may be entitled in law or in equity) to injunctive relief, including, without limitation, specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the Parties hereto shall raise the defense that there is an adequate remedy at law.

3.3.       Notices. All notices required or permitted under this Agreement must be in writing and sent to the address or facsimile number identified below. Notices must be given: (a) by personal delivery, with receipt acknowledged; (b) by electronic mail followed by hard copy delivered by the methods under clause (a), (c) or (d); (c) by prepaid certified or registered mail, return receipt requested; or (d) by prepaid reputable overnight delivery service. Notices shall be effective upon receipt. Either Party may change its notice address by providing the other Party written notice of such change. Notices shall be delivered as follows:

If to Lynx:	Lynks Motor Corporation 3267 Bee Caves Rd., Suite 107-247 Austin, TX 78746 Attn: Christian Okonsky, Chairman Email: christian@lynks.co
If to the Company:	Nxu, Inc. 1828 N. Higley Rd. Suite 116 Mesa, AZ 85205 Attn: Jordan Christensen Email: jordan@nxuenergy.com
with a copy to:	Winston & Strawn LLP 800 Capitol Street Houston, TX 77002 Attn: Michael Blankenship Email: mblankenship@winston.com

3.4.       Governing Law; Jurisdiction; Venue; Jury Trial.

(a)       This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

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(b)       Each of the Company and the Holders irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the United States District Court for the District of Delaware or, to the extent that neither of the foregoing courts has jurisdiction, the Superior Court of the State of Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement and the transactions contemplated herein, or for recognition or enforcement of any judgment, and each of the Company and the Holders irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such courts. Each of the Company and the Holders hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)       Each of the Company and the Holders irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement and the transactions contemplated herein in any court referred to in Section 3.4(b) hereof. Each of the Company and the Holders hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)       EACH OF THE COMPANY AND THE HOLDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH OF THE COMPANY AND THE HOLDERS (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT EACH OF THE COMPANY AND THE HOLDERS HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

3.5.       Successors, Assigns and Transferees. Any and all rights, duties and obligations hereunder shall not be assigned, transferred, delegated or sublicensed by any Party hereto without the prior written consent of the other Party; provided, however, that the Holders shall be entitled to transfer Registrable Securities to one or more of their affiliates, and, solely in connection therewith, may assign their rights hereunder in respect of such transferred Registrable Securities, in each case, without the prior consent of the Company so long as such Holder is not relieved of any liability or obligations hereunder. Any transfer or assignment made other than as provided in the first sentence of this Section 3.5 shall be null and void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the Parties hereto.

3.6.       Entire Agreement. This Agreement, together with any exhibits hereto, constitute the entire agreement between the Parties relating to the subject matter hereof and all previous agreements or arrangements between the Parties, written or oral, relating to the subject matter hereof are superseded.

3.7.       Waiver. No failure on the part of either Party hereto to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of either Party hereto in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver thereof; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

3.8.       Severability. If any part of this Agreement is declared invalid or unenforceable by any court of competent jurisdiction, such declaration shall not affect the remainder of the Agreement and the invalidated provision shall be revised in a manner that shall render such provision valid while preserving the Parties’ original intent to the maximum extent possible.

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3.9.       Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

3.10.       Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the Parties that execute such counterparts (including by facsimile or other electronic means), and all of which together shall constitute one instrument.

3.11.       Term and Termination. The Holders’ rights to demand the registration of the Registrable Securities under this Agreement, as well as the obligations hereunder of the Company and the Holders other than pursuant to Section 2.5 hereof, shall terminate automatically once all Registrable Securities cease to be Registrable Securities pursuant to the terms of this Agreement.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the Parties hereto have executed this Registration Rights Agreement effective as of the date first above written.

NXU, INC.

By:	/s/ Mark Hanchett
Name:	Mark Hanchett
Title:	Chief Executive Officer

LYNKS MOTOR CORPORATION

By:	/s/ Rod Keller
Name:	Rod Keller
Title:	Chief Executive Officer

[Signature Page to Registration Rights Agreement]